Exhibit 10.5

2012 AMENDMENT TO CONSULTING AGREEMENT
BETWEEN ENTERON PHARMACEUTICALS, INC.
AND DR. GEORGE B. MCDONALD

This 2012 AMENDMENT (“2012 AMENDMENT”) is made by and between Enteron Pharmaceuticals, Inc., a Delaware corporation (“ENTERON”), wholly owned subsidiary of SOLIGENIX, INC. (“SOLIGENIX”), and George B. McDonald, MD (“MCDONALD”) as of the 21st day of December, 2012.

A.          ENTERON and MCDONALD have entered into a CONSULTING AGREEMENT (the “CONSULTING AGREEMENT”) dated as of October 1, 2001, relating to services in connection with the development of oral beclomethasone dipropionate.

B.           The CONSULTING AGREEMENT was amended by Amendments dated June 16, 2004 and February 11, 2009 (the “PRIOR AMENDMENTS”).

C.           ENTERON and MCDONALD wish to amend further the CONSULTING AGREEMENT to extend the term and provide for additional consideration in connection therewith.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound thereby, the parties agree as follows:

1.           Section 1 of the CONSULTING AGREEMENT is amended to read in its entirety as follows:

“Consultant shall be retained by the Company for a term commencing October 1, 2012 and ending two years thereafter, unless extended by written agreement of the parties or terminated sooner pursuant to Section 13 hereof.  The term of this Agreement, and any extensions thereof, shall be referred to hereinafter as the “Consulting Term.”

2.           MCDONALD’s “Base Compensation” (as defined in Section 4(a) of the CONSULTING AGREEMENT) shall be (a) $25,000 per annum, effective retroactive to October 1, 2012, and (b) upon closing by SOLIGENIX or any affiliate thereof of a financing providing at least $6,000,000 in gross proceeds, $60,000 per annum, effective retroactive to January 1, 2013.  All Base Compensation shall be paid quarterly in advance.

3.           SOLIGENIX shall issue to MCDONALD a five-year warrant to purchase 200,000 shares of common stock, par value $0.001 per share (the “COMMON STOCK”), of SOLIGENIX at an exercise price per share equal to the closing price of the COMMON STOCK as quoted on the OTCQB on the date hereof (the “CLOSING PRICE”), pursuant to the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended.

4.           In exchange for the cancellation of (i) that certain Warrant dated February 11, 2009 issued by SOLIGENIX to MCDONALD to purchase 50,000 shares of COMMON STOCK at an exercise price of $2.20 per share, (ii) that certain Warrant dated June 16, 2004 issued by SOLIGENIX to MCDONALD to purchase 10,000 shares of COMMON STOCK at an exercise price of $11.20 per share, and (iii) that certain warrant dated June 16, 2004 issued by SOLIGENIX to MCDONALD to purchase 20,000 shares of COMMON STOCK at an exercise price of $11.20 per share, SOLIGENIX shall issue to MCDONALD a new five-year warrant to purchase 80,000 shares of COMMON STOCK at an exercise price equal to the CLOSING PRICE, pursuant to the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended.

5.           ENTERON agrees to pay/reimburse MCDONALD for legal fees for the preparation, review and execution of this 2012 AMENDMENT and related documents.

6.           Except as expressly set forth in this 2012 AMENDMENT, the CONSULTING AGREEMENT remains in full force and effect in accordance with its terms.  References in the CONSULTING AGREEMENT to the “Agreement” are hereby amended to refer to the CONSULTING AGREEMENT, as amended by the PRIOR AMENDMENTS and this 2012 AMENDMENT.  This 2012 AMENDMENT, the PRIOR AMENDMENTS and the CONSULTING AGREEMENT constitute and contain the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede any prior oral or written agreements.  This 2012 AMENDMENT will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the parties have executed this 2012 AMENDMENT as of the date first written above.

ENTERON PHARMACEUTICALS, INC.		GEORGE B. MCDONALD, MD

By	/s/ Christopher J. Schaber	/s/ George B. McDonald
Name:	Christopher J. Schaber, PhD	George B. McDonald, MD
Title:	Chief Executive Officer

For purposes of Sections 3 and 4 above:

SOLIGENIX, INC.

By	/s/ Christopher J. Schaber
Name:	Christopher J. Schaber, PhD
Title:	Chief Executive Officer